UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2010

HS3 TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-32289
(Commission File Number)

20-3598613
(IRS Employer Identification No.)

1800 Boulder Street – Suite 600, Denver, Colorado, USA 80211
(Address of principal executive offices and Zip Code)

(303) 455-2550
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

Item 1.02	Termination of a Material Definitive Agreement

Effective February 28, 2010, the American Humane Association (“AHA”) terminated a master licensing and monitoring agreement dated February 1, 2009. Under the agreement our company agreed to provide and install digital video surveillance systems and equipment at such locations as are designated by AHA. The agreement was to expire on the tenth anniversary of the effective date of the agreement.

AHA has claimed that the company’s showing of a marketing video of animals at a trade show without AHA written permission was an incurable breach of the contract. Our company believes the termination by AHA is a breach of the contract and we are evaluating our response.

Item 7.01	Regulation FD Disclosure

HS3 is pleased to announce the company’s “letter of intent” for the acquisition of Wizard Works Security Systems Inc., a 20-year old Colorado company. Wizard Works is established, well-known Security Installation Company with local, national, and world-wide clientele. Mr. Chester Gilliam; founder and president of Wizard Works, and his crew add experience and knowledge HS3 Technologies, Inc. “Management is of the opinion that Wizard Works, Inc. will be a good fit for our company bringing growth potential into new markets within the security industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HS3 TECHNOLOGIES INC.

/s/ Mark Lana
Mark Lana
Chief Executive Officer and Director

March 10, 2010